                                                                   Exhibit 10.12
                                PLEDGE AGREEMENT

                  This Pledge Agreement is entered into as of the 19th day of December, 2002, by and between:

PLEDGOR:          U.S. PLASTIC LUMBER LTD.

                                       AND

PLEDGEE:          GUARANTY BUSINESS CREDIT CORPORATION
                  333 South Grand Avenue
                  Suite 1650
                  Los Angeles, California 90071

Capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement (defined below).

                  1.       Pledge of Collateral and Delivery of Pledged
Collateral.

                           1.1      Pledgor hereby pledges and assigns to
Pledgee and grants to Pledgee a security interest in all of the Collateral described in Section 2 below, whether now owned or hereafter acquired, now or at any time hereafter in the possession, custody or control of Pledgee or its agents, whether held for safekeeping, in a safe deposit box, or otherwise ("Collateral") to secure prompt payment and full performance of the obligations described in Section 3 below (collectively, "Obligations").

                           1.2      All certificates or instruments, if any,
representing or evidencing the Collateral shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee in its discretion reasonably exercised. Pledgee shall have the right, at any time, after the occurrence and during the continuance of an Event of Default (as defined herein), in its reasonable discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

                  2.       Collateral. The Collateral consists of the following:

                           2.1      All shares of stock of The Eaglebrook Group,
Inc. ("Subsidiary") owned beneficially and of record by Pledgor and listed on
Schedule I attached hereto and made a part hereof, and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, rights to return of its contribution, conversion rights, liquidating dividends and other rights, and in the event Pledgor receives any of the foregoing, Pledgor acknowledges that the same shall be received IN TRUST for Pledgee and agrees immediately to deliver the same to Pledgee in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as Pledgee may request to establish, protect or perfect Pledgee's interest in respect of such Collateral; and

                           2.2      All other property hereafter delivered to
Pledgee (or any agent or bailee holding on behalf of Pledgee) by Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends and other rights, and in the event Pledgor receives any of the foregoing, except as set forth in Section 7.1 hereof, Pledgor acknowledges that the same shall be received IN TRUST for Pledgee and agrees immediately to deliver the same to Pledgee in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as Pledgee may request to establish, protect or perfect Pledgee's interest in respect of such Collateral; and

                           2.3      All proceeds of all of the foregoing.

                  3. Obligations. The Obligations secured under this Pledge Agreement are (i) the obligations of Pledgor under this Pledge Agreement and
(ii) the obligations of Pledgor under that certain Loan and Security Agreement dated concurrently herewith between Pledgor and Pledgee (the "Loan Agreement") and all extensions, amendments, modifications and renewals of any of the foregoing.

                  4. Representations and Warranties. Pledgor represents and warrants on the date hereof, and shall be deemed to represent and warrant on the date of each loan or advance made by Pledgee to Pledgor that:

                           4.1      Except as heretofore disclosed to Pledgee in
writing, Pledgor is the sole legal, beneficial and, if applicable, record owner of the Collateral (or, in the case of after-acquired Collateral, will be the sole such owner thereof), having good and marketable title thereto, free of all liens, security interests, encumbrances or claims of any kind other than Permitted Encumbrances (as defined in the Loan Agreement);

                           4.2      All information heretofore, herein or
hereafter given to Pledgee by or on behalf of Pledgor with respect to the subject matter of this Pledge Agreement is complete, true and correct in all material respects;

                           4.3      All shares of stock constituting Collateral
(a) have been duly and validly issued in compliance with all applicable state and federal laws (including, without limitation, the Securities Act of 1933, as amended (the "Securities Act")), (b) are fully paid, nonassessable and free of preemptive rights, (c) are not subject to any restrictions upon the voting rights or upon the transfer thereof, and (d) constitute 100% of the issued and outstanding capital stock of Subsidiary;

                           4.4      No litigation is threatened or pending
against Pledgor which, taken in the aggregate and if adversely determined, could have a material adverse effect on Pledgor's financial condition;

                           4.5      No "event of default" shall have occurred
under any agreement, document, or instrument evidencing indebtedness of Pledgor, and no indebtedness of Pledgor in excess of $50,000 in the aggregate is accelerated or called for payment prior to the due date thereof;

                           4.6      The execution, delivery and performance by
Pledgor of this Pledge Agreement have been authorized by all necessary action and do not and shall not constitute a violation of any applicable law or of Pledgor's charter or a material breach of any other document, agreement or instrument to which Pledgor is a party or by which Pledgor or any of its assets are bound or governed by; and

                           4.7      This Pledge Agreement is the legal, valid
and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors generally.

                  5. Covenants of Pledgor. Until the Obligations are paid in full, Pledgor agrees to:

                           5.1      Preserve and protect the Collateral,
provided that this obligation shall not require Pledgor to protect or preserve physical stock certificates to the extent such certificates are in the possession of Pledgee;

                           5.2      Not create, incur, assume or permit to exist
any liens, encumbrances, security interests, levies, assessments or charges on or in any of the Collateral, except Permitted Encumbrances;

                           5.3      Promptly pay and discharge before the same
become delinquent all taxes, assessments and governmental charges or levies imposed on Pledgor or any of the Collateral except such taxes, assessments and governmental charges or levies, if any, which are being contested in good faith and as to which, at Pledgee's option, a reserve against Pledgor's Availability may be created;

                           5.4      Not sell, encumber, or otherwise dispose of
or transfer any Collateral, or any right or interest therein (other than Permitted Encumbrances) and agrees that it will (i) cause Subsidiary not to issue any other voting stock in addition to or in substitution for the Collateral, except to Pledgor, or in connection with outstanding stock options or with the prior written consent of Pledgee and (ii) pledge hereunder, immediately upon Pledgor's acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of Subsidiary;

                           5.5      Appear in and defend, at Pledgor's own
expense, any action or proceeding which may affect Pledgor's title to or Pledgee's interest in the Collateral;

                           5.6      Procure or execute and deliver, from time to
time, in form and substance satisfactory to Pledgee in its discretion reasonably exercised, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates or other writings deemed necessary or appropriate by Pledgee to perfect, maintain or protect Pledgee's security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Pledgee may reasonably request to effectuate the intent of this Pledge Agreement;

                           5.7      If Pledgee gives value to enable Pledgor to
acquire rights in or use of any Collateral, use such value only for such purpose;

                           5.8      Keep separate, accurate and complete records
of the Collateral and provide Pledgee with access thereto with the right to make extracts therefrom;

                           5.9      Provide Pledgee with copies of all reports,
if any, filed by Pledgor with the Securities and Exchange Commission within ten
(10) business days after the last date such report is required to be filed (including any extensions to such date);

                           5.10     Provide Pledgee with such other information
pertaining to the Collateral as Pledgee may reasonably request from time to time; and

                           5.11     Maintain and preserve its legal existence
and all rights, privileges, franchises and other authority necessary for the conduct of its business.

                  6.       Authorized Action by Pledgee.

                           6.1      Pledgor hereby irrevocably appoints Pledgee
as its attorney-in-fact to do (but Pledgee shall not be obligated to and shall not incur any liability to Pledgor or any third party for failure so to do) any act which Pledgor is obligated by this Pledge Agreement to do, and to exercise such rights and powers as Pledgor might exercise with respect to the Collateral, including, without limitation, the right to:

                                    6.1.1    upon the occurrence and during the
continuance of an Event of Default, collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends, profits and interest payments;

                                    6.1.2    upon the occurrence and during the
continuance of an Event of Default, enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Obligations or held by Pledgee pursuant to the provisions of this Pledge Agreement;

                                    6.1.3    protect and preserve the
Collateral;

                                    6.1.4    following an Event of Default,
transfer the Collateral to its own or its nominee's name; and

                                    6.1.5    upon the occurrence and during the
continuance of an Event of Default, make any reasonable compromise, settlement or adjustment, and take any action it deems advisable, with respect to the Collateral.

                           6.2      Pledgor agrees to reimburse Pledgee within
five (5) days after receipt of written demand (together with reasonable details of the calculation of such amounts including invoices related thereto, if available) for any costs and expenses, including reasonable attorneys' fees, Pledgee may incur while acting as Pledgor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. While the Collateral is in Pledgee's possession, Pledgee agrees to give such care to the safekeeping of the Collateral as Pledgee gives to the safekeeping of its own property of like kind. It is further agreed and understood between the parties hereto that such care as Pledgee gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Pledgee's possession; provided, however, that Pledgee shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

                           6.3      All the foregoing powers authorized herein,
being coupled with an interest, are irrevocable so long as any Obligations are outstanding.

                  7.       Transfer, Voting, Dividends, Etc.

                           7.1      Notwithstanding any other provision hereof,
so long as no Event of Default (as defined herein) shall have occurred and be continuing:

                                    7.1.1    Pledgor shall be entitled to
exercise all voting powers pertaining to all shares of stock and other securities constituting Collateral for all purposes not inconsistent with the terms of this Pledge Agreement;

                                    7.1.2    Pledgor shall be entitled to
receive and retain all dividends (other than shares of stock or liquidating dividends) and all interest payments payable in respect of the Collateral; provided, however, that such dividends and/or interest payments are made in accordance with the terms of the Loan Agreement and the Transaction Documents, as defined therein; and provided further, however, that all shares of stock or property representing shares of stock or liquidating dividends or a distribution or return of capital upon or in respect of the shares of stock constituting Collateral or resulting from a split-up, revision or reclassification of such Collateral or received in exchange therefor, as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Pledgee immediately upon receipt thereof by Pledgor, and shall be retained by Pledgee as Collateral hereunder (or applied to the Obligations, consistent with the terms of the Loan Agreement); and

                                    7.1.3    in order to permit Pledgor to
exercise such voting powers and to receive such dividends Pledgee shall, if necessary, upon the written request of the Pledgor, from time to time, execute and deliver to Pledgor appropriate proxies.

                           7.2      If any Event of Default (as defined herein)
shall have occurred and while the same is continuing:

                                    7.2.1    Pledgee, or its nominee or
nominees, shall, if Pledgee so elects by written notice to Pledgor, have the sole and exclusive right to exercise all voting powers pertaining to the shares of stock constituting Collateral, and shall exercise such powers in such manner as Pledgee may elect, and Pledgor hereby grants Pledgee an irrevocable proxy, coupled with an interest to vote such shares of stock; provided, however, that such proxy shall terminate upon termination of Pledgee's security interest in the Collateral; and

                                    7.2.2    All dividends and other
distributions and profits made upon or in respect of the Collateral and all interest payments shall be paid directly to and shall be retained by Pledgee as Collateral hereunder (or applied to the Obligations, consistent with the terms of the Loan Agreement).

                  8.       Default and Remedies.

                           8.1      The occurrence of any of the following
events or conditions (herein "Events of Default") shall, at the option of Pledgee and without notice to or demand on Pledgor, constitute an Event of Default hereunder:

                                    8.1.1    any Event of Default under and as
defined in either Loan Agreement, shall have occurred and be continuing;

                                    8.1.2    breach, violation or non-
performance of any warranty, covenant, agreement or undertaking on Pledgor's part hereunder, under the Loan Agreement or under the Guaranty.

Any Event of Default that shall have occurred hereunder or under the Loan Agreement at any time shall be deemed continuing unless such Event of Default is
(i) cured, provided that an Event of Default may only be cured within the time-frame and only if so expressly permitted under the terms of this Agreement or the Loan Agreement, as applicable or (ii) waived in writing by Pledgee.

                           8.2      Upon the occurrence of any Event of Default,
Pledgee may, at its option, without notice to or demand on Pledgor, declare all Obligations immediately due and payable, and Pledgee shall have all the default rights and remedies of a secured party under the California Uniform Commercial Code and other applicable law as well as the following rights and remedies, all of which may be exercised with or without further notice to Pledgor, at Pledgee's sole option and as Pledgee in its sole discretion may deem advisable:

                                    8.2.1    to settle, compromise or release,
on terms reasonably acceptable to Pledgee, in whole or in part, any amounts owing on the Collateral, and to extend the time of payment, in Pledgee's name or in the name of Pledgor, in respect thereof;

                                    8.2.2    to apply to the payment of the
Obligations, or collect the Collateral, notwithstanding any forfeiture of interest or loss of other rights of Pledgor against any obligor on the Collateral resulting from such action; and

                                    8.2.3    to sell or otherwise dispose of the
Collateral, or any part thereof, either at public or private sale, on any broker's board or securities exchange, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Pledgee.

                           8.3      The net cash proceeds resulting from the
collection, liquidation, sale, or other disposition of the Collateral shall be applied first, to the expenses (including all reasonable attorneys' fees) of holding, storing, preparing for sale, selling, collecting, liquidating and the like, including any brokerage commissions and stamp or transfer taxes, and then to the satisfaction of all Obligations secured hereby, application as to any particular obligation or indebtedness or against principal or interest to be in Pledgee's absolute discretion.

                           8.4      If by reason of any prohibition contained in
the Securities Act of 1933, as now or hereafter in effect, or in applicable California, Delaware or other state securities laws, as now or hereafter in effect, or in any rules or regulations pertaining to any of the foregoing laws, Pledgee believes in its sole judgment that it is compelled to resort to one or more private sales of the shares of stock constituting Collateral to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, Pledgor acknowledges and agrees that private sales of such Collateral may be held notwithstanding that such sales may be at prices and on other terms less favorable to Pledgor than if such Collateral were sold at public sale. Pledgor further agrees that Pledgee has no obligation to delay the sale of any such Collateral for the period of time necessary to permit registration of the Collateral, even if the issuer thereof would, or should, agree to register such Collateral for public sale under applicable securities laws. Pledgor specifically agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a "commercially reasonable" manner so long as all other aspects of such private sales are commercially reasonable.

                  9. Duty of Pledgee. Pledgee shall not be under any duty or obligation whatsoever to collect any dividends, interest, profits or other payments due or accruing in respect of the Collateral or to take any action to preserve rights in connection with any Collateral, including, without limitation, making or giving any presentment, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any Collateral.

                  10. Cumulative Rights. The rights, powers and remedies of Pledgee under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee under any statute or rule of law or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

                  11. Waiver. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Pledgee. Pledgor waives any right to require Pledgee to proceed against any person or to exhaust any Collateral or to pursue any remedy in Pledgee's power prior to pursuing Pledgor in respect of the Obligations.

                  12. Binding Upon Successors. All rights of Pledgee under this Pledge Agreement shall inure to the benefit of its successors and assigns, and all obligations of Pledgor shall bind the representatives, executors, administrators, heirs, successors and assigns of the Pledgor.

                  13. Entire Agreement; Severability. This Pledge Agreement contains the entire pledge agreement between Pledgee and Pledgor with respect to the Collateral. If any of the provisions of this Pledge Agreement shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                  14. Return; Acquittance. Pledgee may at any time deliver any Collateral to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance in respect of the Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

                  15. References. The singular includes the plural. The captions or titles of the sections of this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                  16. Choice of Law. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of California and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code. Pledgor irrevocably and unconditionally submits to the jurisdiction of the Superior Court of the State of California for the County of Los Angeles or the United States District Court for the District of California, as Pledgee may deem appropriate, or if required, the Municipal Court of the State of California for the County of Los Angeles, in connection with any legal action or proceeding arising out of or relating to this Pledge Agreement, and Pledgor waives any objection relating to the basis for personal or in rem jurisdiction or to venue which it may now or hereafter have in any such suit, action or proceeding.

                  17. JURY TRIAL. PLEDGOR AND PLEDGEE WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE OBLIGATIONS HEREIN.

                  18. Notice. Any written notice, consent or other communication provided for in this Pledge Agreement shall be given and deemed received as provided in the Guaranty.

                  19. Expenses. Pledgor will reimburse Pledgee for all out-of-pocket expenses incurred by Pledgee arising out of the enforcement of this Agreement, including without limitation, attorneys' fees and costs whether or not suit is filed.

                  20. Indemnification. Pledgor agrees to pay, and on demand to indemnify and hold harmless, Pledgee, its successors, assigns, agents and servants, from and against any and all third party claims, damages, losses, liabilities, demands, suits, judgments, causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable costs and expenses incurred in connection therewith, including attorneys' fees, which may result from, relate to or arise out of this Pledge Agreement or any Collateral, including the ownership, purchase, delivery, acceptance or rejection, use, possession or disposition of any item of Collateral, but not including any claims arising out of the gross negligence or willful misconduct of Pledgee or its agents and servants.

                      [This space intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the date first written above.

PLEDGOR: U.S. PLASTIC LUMBER LTD.                PLEDGEE: GUARANTY BUSINESS
                                                          CREDIT CORPORATION

/s/ Bruce C. Rosetto                             /s/ Ronald S. Montgomery
--------------------------------                 -------------------------------
By:  Bruce C. Rosetto                            By:  Ronald S. Montgomery
Its: Secretary                                   Its: Senior Vice President

                                   SCHEDULE I

                                  PLEDGED STOCK


----------------------------  --------------  ---------------------------------  -----------------------------------
                               Certificate                                         Pledged Shares as Percentage of
   Type/Number of Shares        Number(s)             Name of Subsidiary                 Total Shares Issued
----------------------------  --------------  ---------------------------------  -----------------------------------
    1000 shares/common             1              The Eaglebrook Group, Inc.                      100%
----------------------------  --------------  ---------------------------------  -----------------------------------

                                       I-1